UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA   93624
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Guarantee with National Australia Bank

See Item 2.03 below.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 21, 2014, the Registrant entered into a corporate guarantee (the "Guarantee") with National Australia Bank Limited (the "Lender"). The Lender and the Registrant's wholly owned subsidiary, Seed Genetics International Pty Ltd ("SGI"), have an ongoing credit arrangement comprised of several facility lines, most recently renewed February 27, 2013, and under the terms of which SGI may borrow up to AUD $10.0 million from the Lender from time to time until it expires (the "Credit Agreement").

As part of the Registrant's acquisition of SGI pursuant to the Share Acquisition Agreement dated March 14, 2013, the Registrant agreed to become the guarantor for the Credit Facility and thereby facilitate the release of SGI's founders from their personal guarantees to the Lender, including the personal guarantees of Dennis C. Jury, the Registrant's Chief Operating Officer, and Mark J. Harvey, a member of the Registrant's Board.

Pursuant to the terms of the Guarantee, following SGI's payment default and the Lender's exhaustion of all available remedies under the Credit Agreement, the Registrant agrees to pay all unpaid amounts due and owing from SGI to the Lender under the Credit Agreement up to AUD $10.0 million. The Guarantee contains customary representations of the Registrant.

The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Guarantee, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Guarantee with National Australia Bank Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Senior Vice President Finance and Administration and Chief Financial Officer

Date: April 24, 2014

EXHIBIT INDEX

Exhibit	Description
10.1	Guarantee with National Australia Bank Limited